Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of                     , is made by and between Antares Pharma, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Indemnitee”) an agent (as hereinafter defined) of the Company.

R E C I T A L S

A. The Company recognizes that competent and experienced persons are sometimes reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C. The Company and the Indemnitee recognize that because plaintiffs often seek damages in such large amounts and the costs of litigation may be onerous (whether or not the case is meritorious), the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

D. The Company believes that it is unfair for its directors and officers to assume the risk of personal judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E. The Company believes that the interests of the Company and its stockholders would best be served by a combination of the Company’s liability insurance and the indemnification by the Company of its directors and officers;

F. In accordance with the provisions of Delaware General Corporation Law, Section 145, the Company is permitted or required to indemnify the Indemnitee;

G. The Company’s Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders;

H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company; and

I. The Indemnitee is willing to serve, or to continue to serve, the Company, only on the condition that he is furnished the indemnity provided for herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, manager, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of the Company or a subsidiary of the Company as a director, officer, manager, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise; or was a director, officer, manager, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company; or was a director, officer, manager, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b) Expenses. For purposes of this Agreement, “expenses” means any and all costs and expenses, including attorney’s fees, reasonably related to, or incurred by the director in connection with a proceeding.

(c) Liability. For the purpose of this Agreement, “Liability” means any obligation to pay a judgment, settlement, penalty, fine or excise tax assessed with respect to an employee benefit plan, or expenses incurred with respect to a proceeding and includes obligations and expenses that have not yet been paid, but that have been or may be incurred;

(d) Proceedings. For the purpose of this Agreement, “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

(e) Subsidiary. For purposes of this Agreement, “subsidiary” means any foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise of which more than 50% of the outstanding voting securities (or comparable interests) are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

(f) Other Enterprise. For purposes of this Agreement, “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plans; references to “serving at the request of the Company” shall include any service as a director, officer, manager, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; if the Indemnitee acts in good faith and in a manner he reasonably believes to be in the best interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(g) Company. “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees or agents, so that any person who is or was a director, officer, manager, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement now or hereafter exists), in the capacity Indemnitee currently serves (or in such other positions which he agrees to assume) as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company, any subsidiary of the Company, or any applicable other foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee in any capacity.

3. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Indemnity in Third Party Proceedings. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (other than a proceeding by or in the name of the Company to procure judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, settlements, judgments, fines and penalties), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order of court, settlement, conviction or on plea of nolo contedere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, that such person had reasonable cause to believe that his conduct was unlawful.

(b) Indemnity in Derivative Action. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by him in any such capacity, against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction, unless and only to the extent that any court in which such proceeding was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

(c) Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

(d) Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties), but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled, which shall be reasonably determined in good faith by the Company’s Board of Directors.

4. Advancement of Expenses. Subject to Sections 5 and 8 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined, following the final disposition of such claims, that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee promptly and in any event within thirty (30) days following delivery of a written request therefore by the Indemnitee to the Company.

5. Notice and Other Indemnification Procedures. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof, provided that the failure to provide such notification shall not diminish Indemnitee’s indemnification hereunder, except to the extent that the Company can demonstrate that it was actually prejudiced as a result thereof. The Company shall indemnify the Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 5 unless a court of competent jurisdiction makes a final judicial determination that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or in bad faith.

6. Assumption of Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against or involving the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee, which shall not be unreasonably withheld, and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (i) the Indemnitee shall have the right to employ his counsel in such proceeding at the Indemnitee’s expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (b) the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the reasonable fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

7. Insurance. The Company may, but is not obligated to, obtain directors’ and officers’ liability insurance (“D&O Insurance”) as may be or become available in reasonable amounts from established and reputable insurers with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties, which have been paid directly to or on behalf of the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a proceeding, the Company shall give notice of the commencement of such proceeding to the insurer in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, to or on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Section 16 Violations. To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(c) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any federal, state or local statue.

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(c) of this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of Company.

(c) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(c) is intended to limit the Company’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof.

(d) Non-compete and Non-disclosure. To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions or employment, consulting or similar agreements the Indemnitee may be a party to with the Company.

(e) Amounts Otherwise Covered. To indemnify the Indemnitee under this Agreement for any amounts indemnified by the Company other than pursuant to this Agreement and amounts paid to or for the benefit of Indemnitee by D&O Insurance pursuant to Section 7 hereof.

9. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of, but shall be in addition to and shall not be deemed to diminish or otherwise restrict, any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company. To the extent applicable law or the Company’s Certificate of Incorporation or Bylaws permit greater indemnification than as provided for in this Agreement, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of Certificate of Incorporation or Bylaws, and this Agreement shall be deemed amended without any further action by the Company or Indemnitee to grant such greater benefits.

10. Settlement. The Company shall not settle any proceeding in which Indemnitee has been named without the Indemnitee’s written consent, which shall not be unreasonably withheld. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent, which shall not be unreasonably withheld.

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may reasonably be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all reasonable expenses incurred by Indemnitee in connection with such subrogation.

12. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 9 and Section 12 hereof. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions to this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Continuance of Rights, Successor and Assigns. The Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company. The terms of this Agreement shall bind, and shall inure to the benefit of, the successor and assigns of the parties hereto.

16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date, or (iii) if transmitted electronically by a means by which receipt thereof can be demonstrated. Addresses for notice to either party are set out on the signature page hereof and may be subsequently modified by written notice.

17. Supersedes Prior Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Company or its predecessors.

18. Service of Process and Venue. For purposes of any claims or proceeding to enforce this agreement, the Company and Indemnitee consent to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of Delaware, and waive and agree not to raise any defense that any such court is an inconvenient forum or any similar claim.

19. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

20. Change in Law. Notwithstanding any other provision of this Agreement, any modification to the Company’s Certificate of Incorporation or Bylaws from or after the date of this Agreement shall not impair, impede or limit the rights of the Indemnitee under this Agreement. In the event of any change after the date of this Agreement to any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its Board of Directors, or former director, or an officer, as applicable, such changes shall be ipso facto within the purview of the Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in applicable law, statute or rule that narrows the right of the Delaware corporation to indemnify a member of the Board of Directors or former director, or an officer, as applicable, the rights and obligations of the parties hereunder shall be modified only to the extent that such law, statute or rule requires that any such modification be applied in a retroactive manner and only to the extent that such retroactive application is, itself, not an unlawful ex post facto modification of the Indemnitee’s rights.

21. Contribution. The parties acknowledge and agree that, in the event the Indemnitee is not entitled to indemnification from the Company pursuant to terms of this Agreement, or otherwise, the Company shall contribute to any Liability with respect to which the Indemnitee would otherwise have been entitled to indemnification of this Agreement, in such proportion as is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise.

22. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

[Signatures follow on page 9.]

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

ANTARES PHARMA, INC.

By:

Name:
Title:

Address:	Princeton Crossroads Corporate Center 250 Phillips Boulevard, Suite 290 Ewing, NJ 08618

Indemnitee:

By:

Name:	[Insert name]
Address: